Exhibit 21.1

                                                SUBSIDIARY LIST(1)
                                         Ball Corporation and Subsidiaries

   The following is a list of subsidiaries of Ball Corporation (an Indiana Corporation).

                                                                               State or
                                                                                Country
Name                                                                        of Incorporation        Percentage
                                                                            or Organization        Ownership(2)

Ball Capital Corp.                                                              Colorado                100%
Ball Packaging Corp.                                                            Colorado                100%
   Ball Asia Services Limited                                                   Delaware                100%
   Ball Metal Packaging Sales Corp.                                             Colorado                100%
   Ball Plastic Container Corp.                                                 Colorado                100%
   Ball Metal Food Container Corp.                                              Delaware                100%
   Ball Metal Beverage Container Corp.                                          Colorado                100%
     Latas de Aluminio Ball, Inc.                                               Delaware                100%
     Ball Asia Pacific Holdings Limited                                        Hong Kong                 97%
       Ball Asia Pacific Limited                                               Hong Kong                 97%
         Beijing FTB Packaging Limited                                            PRC                    97%
         Hemei Containers (Tianjin) Co. Ltd.                                      PRC                    67%
         Hubei FTB Packaging Limited                                              PRC                    87%
         Shenzhen M.C. Packaging Limited                                          PRC                    97%
         Zhongfu (Taicang) Plastics Products Co. Ltd.                             PRC                    67%
     Ball Pan-European Holdings, Inc.                                           Delaware                100%
       Ball Holdings, S.a.r.l.                                                 Luxembourg               100%
         Ball European Holdings, S.a.r.l.                                      Luxembourg               100%
           Ball (Luxembourg) Finance, S.a.r.l.                                 Luxembourg               100%
           Ball (UK) Holdings, Ltd.                                             England                 100%
              Ball Europe Ltd.                                                  England                 100%
              Ball Company Ltd.                                                 England                 100%
                Continental Can UK Holding Company Ltd.                         England                 100%
                  Continental Can Company Ltd.                                  England                 100%
           Ball (Germany) Verwaltungs GmbH
              (f/k/a/ LAGO Vierte GmbH)                                         Germany                 100%
           Ball (Germany) GmbH & Co. KG                                         Germany                 100%
              Ball (Germany) Acquisition GmbH                                   Germany                 100%
                Schmalbach-Lubeca, GmbH                                         Germany                 100%
                  Schmalbach-Lubeca DC GmbH                                     Germany                 100%
                  Schmalbach-Lubeca Getränkedosen GmbH                          Germany                 100%
                  Schmalbach-Lubeca Unterstützungskasse GmbH                    Germany                 100%
                  Schmalbach-Lubeca South East Europe d.o.o.                   Yugoslavia               100%
                  Continental Can Handelsgesellschaft mbH                       Austria                 100%
                  Continental Can Polska Sp.z.o.o.                               Poland                 100%
           Ball (France) Holdings, SAS                                           France                 100%
              Ball (France) Investment Holdings, SAS                             France                 100%
              Continental Can France SAS                                         France                 100%
                Continental Can La Ciotat SAS                                    France                 100%
           Ball Investment Holdings S.a.r.l.                                   Luxembourg               100%
           Ball (The Netherlands) Holdings, BV                                Netherlands               100%
              Schmalbach-Lubeca Nederland BV                                  Netherlands               100%
                Continental Can Benelux BV                                    Netherlands               100%
                Continental Can Trading Sp.z.o.o.                                Poland                 100%
Ball Aerospace & Technologies Corp.                                             Delaware                100%
   Ball Solutions Group                                                        Australia                100%
     Ball Products Solutions PTY LTD                                           Australia                100%
     Ball Services Solutions PTY LTD                                           Australia                100%
     Ball Systems Solutions PTY LTD                                            Australia                100%
     Ball Advanced Imaging and Management Solutions PTY LTD                    Australia                100%
         Ball AIMS (Malaysia) SDN BHD                                           Malaysia                100%
   Ball Technology Services Corporation                                        California               100%
Ball North America, Inc.                                                         Canada                 100%
     Ball Packaging Products Canada Corp.                                        Canada                 100%

The following is a list of affiliates of Ball Corporation included in the financial statements under the equity or cost accounting methods:

                                                                               State or
                                                                                Country
                                                                            of Incorporation        Percentage
Name                                                                        or Organization        Ownership(2)

Ball Western Can Company, LLC                                                   Delaware                 50%
Rocky Mountain Metal Container, LLC                                             Colorado                 50%
Vexcel Corporation                                                              Colorado                 50%
DigitalGlobe, Inc.                                                              Delaware                  6%
Latapack-Ball Embalagens Ltda.                                                   Brazil                  50%
Jambalaya S.A.                                                                   Uruguay                 50%
Sanshui Jianlibao FTB Packaging Limited (owned indirectly
   through Ball Asia Pacific Holdings Limited)                                    PRC                    34%
Lam Soon-Ball Yamamura                                                           Taiwan                   8%
Thai Beverage Can Ltd.                                                          Thailand                  7%

(1)  In accordance with Regulation S-K, Item 601(b)(21)(ii), the names of certain subsidiaries have been omitted from the foregoing lists. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in Regulation S-X, Rule 1-02(w).
(2)  Represents the Registrant's direct and/or indirect ownership in each of the subsidiaries' voting capital share.